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Exhibit 5


Letterhead of Vorys, Sater, Seymour and Pease, LLP


                                                May 15, 2002

Ohio Casualty Corporation
9450 Seward Road
Fairfield, OH 45014


Ladies and Gentlemen:


        We have acted as counsel to Ohio Casualty Corporation, an Ohio corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act") relating to the issuance of up to 3,334,458 Common Shares, par value $.125 per share (the "Common Shares"), of the Company pursuant to awards under the Ohio Casualty Corporation 2002 Stock Incentive Plan (the "Plan").

        In connection with the foregoing, we have examined: (a) the articles of incorporation, as amended, and the code of regulations, as amended, of the Company; (b) the Plan; and (c) such records of the corporate proceedings of the Company and such other documents as we have deemed relevant.

        Based on such examination, we are of the opinion that the Common Shares available for issuance under the Plan, when issued, delivered and paid for in accordance with the terms and conditions of the Plan and the applicable award agreements, will be legally issued, fully paid and nonassessable.

        We are members of the Bar of the State of Ohio and do not purport to be experts in the laws of any jurisdiction other than the laws of the State of Ohio, including the applicable provisions of the Ohio Constitution and the reported judicial decisions interpreting those laws, and the United States of America.

        This opinion is furnished by us solely for the benefit of the Company in connection with the offering of the Common Shares pursuant to the Plan and the filing of the Registration Statement and any amendments thereto. This opinion may not be relied upon by any other person or assigned, quoted or otherwise used without our specific written consent.


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Ohio Casualty Corporation
May 15, 2002
Page 2




Notwithstanding the foregoing, we hereby consent to the filing of this Opinion as Exhibit 5 to the Registration Statement and the reference to us in Item 5 of Part II of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of person whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.


                                        Very truly yours,

                                        VORYS, SATER, SEYMOUR AND PEASE LLP